UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 12, 2002



                           TALK AMERICA HOLDINGS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



              DELAWARE                   000-26728              23-2827736
              --------                   ---------              ----------
  (State or Other Jurisdiction of       (Commission            (IRS Employer
           Incorporation)               File Number)         Identification No.)


                           TALK AMERICA HOLDINGS, INC.
                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
          (Address of Principal Executive Offices, Including Zip Code)

                                 (703) 391-7500
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

Restructure of Financial Obligations to America Online, Inc.
------------------------------------------------------------

         In September, 2001, Talk America Holdings, Inc. ("the Company") and America Online Inc. ("AOL") entered into an agreement ("2001 Restructuring Agreement") to restructure the Company's financial obligations to AOL under its 1999 Investment Agreement with AOL. On February 21, 2002, by letter agreement, AOL agreed to waive certain rights that it had under the 2001 Restructuring Agreement with respect to the Company's proposed restructuring of its existing 4% Convertible Subordinated Notes Due 2002 and 5% Convertible Subordinated Notes Due 2004 ("existing notes"), including any proposed exchange offers for such notes. As conditions to the waiver of such rights with respect to any such exchange offers, the Company agreed to (i) provide that any new notes to be exchanged for the existing notes have a maturity date after September 19, 2006 and, if convertible, have a conversion price of not less than $5.00, (ii) make a prepayment on the 8% Secured Convertible Note due 2011 of the Company held by AOL (the "2011 Convertible Note") equal to forty percent of the amount of cash (excluding accrued interest paid on existing notes that are exchanged) that the Company pays to the holders of the existing notes in the exchange offers and
(iii) limit the aggregate amount of cash that the Company pays under any such exchange offers and to AOL under the letter agreement to $10 million. Under the letter agreement, the Company also paid AOL approximately $1.2 million as a prepayment on the 2011 Convertible Note, approximately $0.7 million of which will be credited against monies owed to AOL under the letter agreement for any cash payments in the exchange offers.

         The foregoing is a summary of the terms of the agreement referred to, which summary is qualified in its entirety by reference to the copy of the agreement discussed, which is included as Exhibit 10.1.

Restructure of Financial Obligations to MCG Capital Corporation
---------------------------------------------------------------

         On February 12, 2002, Talk America Holdings, Inc. (the "Company") and MCG Capital Corporation ("MCG") restructured certain portions of the Credit Facility Agreement, the Consulting Agreement, and other loan documents between the parties (collectively "MCG Restructuring"). The MCG Restructuring amended the financial covenants for 2002 through 2005 to be consistent with the Company's internal projections. As of and after January 1, 2002, the applicable margin will be 7.0% for portions of the loan accruing interest at LIBOR and 6.0% for portions of the loan accrued interest at the Prime Rate. The MCG Restructuring also adds mandatory prepayment provisions upon cash transactions that repurchase, prepay or otherwise satisfy debt or equity securities for an aggregate amount of $10.0 million or greater. In addition, the Company issued 200,000 shares of stock of the Company to MCG and agreed to register such shares in the future.

         The foregoing is a summary of the terms of the agreements referred to, which summary is qualified in its entirety by reference to the copies of the agreements discussed, which are included as Exhibits 10.2 and 10.3.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

10.1 Letter Agreement between America Online, Inc. and the Company dated February 21, 2002.


10.2 Amendment Number Three to Talk.com Loan Documents, dated as of February 12, 2002, among the Company, Talk America Inc., Access One Communications Corporation, each other Borrower under and as defined in the Credit Agreement (referenced therein), Lenders that are parties thereto, and MCG Capital Corporation.

10.3 Amended and Restated Consulting Agreement, dated as of February 12, 2002, among the Company and MCG Capital Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TALK AMERICA HOLDINGS, INC.

Date:     February 21, 2002                By: /s/  Aloysius T. Lawn, IV
          --------------------------           --------------------------------

                                               Name:  Aloysius T. Lawn, IV
                                               Title: Executive Vice President -
                                               General Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------

10.1 Letter Agreement between America Online, Inc. and the Company dated February 21, 2002.

10.2 Amendment Number Three to Talk.com Loan Documents, dated as of February 12, 2002, among the Company, Talk America Inc., Access One Communications Corporation, each other Borrower under and as defined in the Credit Agreement (referenced therein), Lenders that are parties thereto, and MCG Capital Corporation.

10.3 Amended and Restated Consulting Agreement, dated as of February 12, 2002, among the Company and MCG Capital Corporation.